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EXHIBIT 99.2



                                  FORM 11-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

(Mark One)

[ x ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1997

                                      OR

[   ]    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934

          For the transition period from ________ to _______

Commission file number 33-64114

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                      1994 Employee Stock Purchase Plan

B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                 Airgas, Inc.
                        259 North Radnor-Chester Road
                                  Suite 100
                              Radnor, PA  19087



















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INDEPENDENT AUDITORS' REPORT



To the Nominating and Compensation Committee of the Airgas, Inc. Board of Directors:


We have audited the accompanying statements of financial position of the Airgas, Inc. 1994 Employee Stock Purchase Plan (the "Plan") as of December 31, 1997 and 1996 and the related statements of changes in participants' equity for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1997 and 1996 and the changes in its participants' equity for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.




Philadelphia, Pennsylvania
March 6, 1998




















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                                 AIRGAS, INC.
                     1994 EMPLOYEE STOCK PURCHASE PLAN

                       STATEMENTS OF FINANCIAL POSITION

                          December 31, 1997 and 1996

ASSETS                                               1997        1996
                                                     ____        ____
Participants' payroll deductions
  receivable from Airgas, Inc.                     $18,150      $20,913
                                                    ======       ======

PARTICIPANTS' EQUITY

Participants' Equity                               $18,150      $20,913
                                                    ======       ======


The accompanying notes are an integral part of these financial statements.




































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                                 AIRGAS, INC.
                     1994 EMPLOYEE STOCK PURCHASE PLAN

                 STATEMENTS OF CHANGES IN PARTICIPANTS' EQUITY

                 Years Ended December 31, 1997, 1996 and 1995



                                            1997          1996         1995
                                            ____          ____         ____

Increase (decrease) during year:

  Participants' payroll deductions        $5,931,313   $4,659,538  $3,223,172

  Cost of 438,709 shares in 1997,
   389,494 in 1996 and 352,240
   in 1995 of common stock of Airgas,
   Inc. issued to participants under
   the terms of the Plan (including
   $15,130 in 1997, $2,518 in 1996,
   and $5,652 in 1995 in cash
   distributed for fractional shares)     (5,934,076)  (4,656,907) (3,223,526)
                                           _________    _________   _________

  Net change in participants' equity          (2,763)       2,631        (354)

Balance at beginning of year                  20,913       18,282      18,636
                                           _________    _________   _________

Balance at end of year                    $   18,150   $   20,913  $   18,282
                                           =========    =========   =========


The accompanying notes are an integral part of these financial statements.






















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                                 Airgas, Inc.
                      1994 Employee Stock Purchase Plan

                        Notes to Financial Statements
                      December 31, 1997, 1996 and 1995


(1)  Description of the Plan

The following description of the Airgas, Inc. 1994 Employee Stock Purchase Plan (the Plan) provides general information only. Participants should refer to the Plan prospectus for more complete information.

General

The purpose of the Plan is to encourage and assist employees of Airgas, Inc. (the Company) and its subsidiaries, by giving them the opportunity to acquire an equity interest in the Company through the purchase of shares of the Company's Common Stock at a discount. The enrollment date discount is generally 15% of the closing price of the Common Stock at the date of enrollment. The Plan was adopted by the Board of Directors in May 1993 and was submitted for approval by the stockholders of the Company in July 1993. A maximum of two million (2,000,000) shares of Common Stock may be purchased under the Plan. From inception to December 31, 1997, 1,457,407 shares have been issued under the Plan.

(2)  Purchase and Distribution of Shares

Purchases are made by the Plan quarterly, and the shares purchased are deposited into individual brokerage firm accounts maintained for the participants. The Common Stock is purchased at a price equal to the lower of: the closing price of the Common Stock on the New York Stock Exchange on the participant's enrollment date, multiplied by the discount percentage; or the closing price of the Common Stock on the New York Stock Exchange on the purchase date, multiplied by the discount percentage.

(3)  Participants' Payroll Deductions

Participants' payroll deductions receivable from Airgas, Inc. represents deductions which are less than the cost of one share of common stock that will be carried forward for use in purchasing shares on the next quarterly purchase date.

(4)  Administrative Expenses of the Plan

All administrative expenses of the Plan are paid by the Company.

(5)  Federal Income Tax

The Plan is intended to qualify as an "employee stock purchase plan" under
Section 421 and 423 of the Internal Revenue Code of 1986. Under existing federal income tax laws, the Plan is not subject to federal income tax. When any shares of stock are sold by a participant, any gain or loss must be recognized by that participant.


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                                  SIGNATURES
                                  __________


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                               1994 EMPLOYEE STOCK PURCHASE PLAN,



                               BY:  Nominating and Compensation Committee
                                    of the Airgas, Inc. Board of Directors
                                    as Plan Administrator


                                     /s/ W. Thacher Brown
                                     _______________________________
                                     W. Thacher Brown


                                     /s/ Robert E. Naylor, Jr.
                                     _______________________________
                                     Robert E. Naylor, Jr.


                                     /s/ Rajiv L. Gupta
                                     _______________________________
                                     Rajiv L. Gupta


                                     /s/ Robert L. Yohe
                                     _______________________________
                                     Robert L. Yohe








DATED: March 31, 1998
       ______________